UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of Earliest Event Reported)
September 23, 2009
General Growth Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)
(312) 960-5000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS
(d) On September 23, 2009, General Growth Properties, Inc. (the “Company”) expanded the size of the board of directors of the Company (the “Board”) from nine to ten directors (by increasing the number of Class II directors from three to four) and appointed John K. Haley to fill the newly created vacancy. The term of the Class II directors, including Mr. Haley’s, expires at the 2011 annual meeting of the Company’s stockholders. Mr. Haley will serve as a member of the Board’s audit committee. Mr. Haley is a recently retired partner of Ernst & Young LLP. A copy of the press release dated September 23, 2009 announcing Mr. Haley’s appointment to the Board is attached as Exhibit 99.1 and is incorporated herein by reference. Mr. Haley is entitled to the same compensation, director indemnity and insurance and other benefits as are accorded to the non-employee directors of the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 23, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.
	By:	/s/ Edmund Hoyt
Edmund Hoyt
Date: September 23, 2009		Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name
99.1	Press release dated September 23, 2009.